Exhibit 23(a)--Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement pertaining to the registration of additional shares issuable under the Saga Communications, Inc. 1992 Stock Option Plan of our report dated February 13,
1998,   with  respect  to  the  financial   statements  and  schedules  of  Saga
Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP
                                         -----------------------------
                                         ERNST & YOUNG LLP

Detroit, Michigan
May 5, 1998